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                                                               EXHIBIT 99.(a)(2)


                            ARTICLES SUPPLEMENTARY
                                      of
                  PRUDENTIAL DISTRESSED SECURITIES FUND, INC.


     Prudential Distressed Securities Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with Article IV of the Charter of the Corporation and the Maryland General Corporation Law, the Board of Directors has reclassified the unissued shares of its Class C Common Stock (par value $.001 per share) by changing certain terms and conditions as follows:

     Effective November 2, 1998, all newly-issued Class C Shares of Common Stock shall be subject to a front-end sales charge, a contingent deferred sales charge, and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares.

     IN WITNESS WHEREOF, Prudential Distressed Securities Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 30, 1998.

WITNESS:                                PRUDENTIAL DISTRESSED
                                          SECURITIES FUND, INC.


  /s/ Marguerite E.H. Morrison        By:  /s/ Robert F. Gunia
 -------------------------------         -------------------------------
 Marguerite E. H. Morrison,              Robert F. Gunia, Vice President
  Assistant Secretary

          THE UNDERSIGNED, Vice President of Prudential Distressed Securities Fund, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be in the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                      /s/ Robert F. Gunia
                                     -------------------------------
                                     Robert F. Gunia, Vice President